Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third Quarter 2015 Earnings

MANSFIELD, PENNSYLVANIA— October 28, 2015 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three and nine months ended September 30, 2015.

For the nine months ended September 30, 2015, net income totaled $9,166,000 which compares to net income of $9,909,000 for the comparable 2014 period.  This represents a decrease of $743,000, or 7.5%. Earnings per share of $3.04 for the first nine months of 2015 compares to $3.26 for the first nine months of 2014.  Annualized return on equity for the nine months ended September 30, 2015 and 2014 was 11.93% and 13.64%, while return on assets was 1.31% and 1.46%, respectively.  Included in 2015 results are $405,000 of costs associated with The First National Bank of Fredericksburg (FNB) merger and $686,000 of foreclosed property expenses.

For the three months ended September 30, 2015 net income totaled $2,857,000 which compares to net income of $3,368,000 for the third quarter of 2014, which is a decrease of $511,000. Earnings per share of $.95 for the third quarter of 2015 compares to $1.11 for the third quarter last year.  Annualized return on equity for the three months ended September 30, 2015 and 2014 was 11.00% and 13.59%, while return on assets was 1.21% and 1.48%, respectively.  Third quarter results are impacted by $282,000 of FNB merger related costs and $328,000 of foreclosed property expenses.

CEO and President Randall E. Black stated, “Our financial performance for the quarter was solid, although it reflects the ongoing yield curve challenges that we and other financial institutions are forced to deal with.  Our performance was also impacted by FNB merger related costs, which were expected, and other expenses related to foreclosed properties.  We also have incurred additional costs in 2015 related to our expansion into the Lock Haven market in the first quarter, which aligns with our strategic plan.  Despite this, our financial results remain strong and continue to compare favorably to peers”.

Net interest income before the provision for loan loss has increased from $22,736,000 for the nine months ended September 30, 2014 to $22,793,000 for 2015.  For the nine months ended September 30, 2015, interest income decreased $76,000, which has been offset by a decrease in interest expense of $133,000.  With the existing yield curve and the ongoing interest rate environment, the margin has decreased from 3.85% last year to 3.78% for 2015.  This has resulted in continued pressure on the tax-effected yield on interest earning assets, which has decreased from 4.43% last year to 4.32% this year.  The cost of interest bearing liabilities has also declined, from .71% last year to .66% in 2015.  Offsetting the declining margin, the Company has been successful in increasing interest earning assets, particularly loans.  For 2015, average loans have increased by $29.6 million compared to the first nine months of 2014.    The provision for loan losses decreased $120,000 for the nine month comparable periods.

At September 30, 2015, total assets were $954.0 million, up from total assets of $913.0 million as of September 30, 2014 and up $29.0 million from total assets of $925.0 million at December 31, 2014.  Compared to December 31, 2014, available for sale investments have decreased $5.5 million, mostly due to unattractive yields in the market.  However, net loans have increased $28.7 million, or 5.2%, compared to the end of last year.  Included within this loan growth is $11.2 million that has come from the continued success in growing loans in the Mill Hall / Lock Haven market. Asset quality remains strong, and improving, with non-performing assets to total loans at 1.44% as of September 30, 2015 compared to 1.67% at December 31, 2014 and September 30, 2014.  Annualized net charge-offs as a percent of average loans remains very low at .03%.

Stockholders’ equity totaled $103.9 million at September 30, 2015, which compares to $100.5 million at December 31, 2014 and $99.2 million at September 30, 2014.  For 2015, net income of $9.2 million was offset by cash dividends of $4.0 million and net treasury share purchases and re-issues of $2.0 million.  A regular cash dividend of $.41 per share was paid on September 25, 2015 to shareholders of record on September 18, 2015.  This regular quarterly cash dividend is an increase of 2.5% over the regular dividend declared a year ago.  Additionally, due to the continued outstanding financial performance, the Board of Directors declared a one-time special cash dividend of $.10 per share which was also paid on September 25, 2015 to shareholders of record on September 18, 2015.

“Our strong financial performance has permitted us to continue paying an attractive cash dividend and reflects the Board of Directors' desire to provide total shareholder return to our shareholder base. Additionally, our Management Team plus numerous teams of dedicated employees have been extremely busy during the third quarter working on the acquisition of FNB and our expansion into the Lebanon Valley Region of Pennsylvania.  Teams from both First Citizens and FNB have worked diligently on the merger and we anticipate a successful closing and conversion in the fourth quarter of 2015.  As work progresses on the merger, we remain optimistic about the tremendous growth opportunities this new market provides, added Mr. Black”.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2015	2014	2014
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,437	$ 10,091	$ 10,889
Interest-bearing	877	1,332	434
Total cash and cash equivalents	10,314	11,423	11,323

Interest bearing time deposits with other banks	6,460	5,960	5,712

Available-for-sale securities	300,630	306,146	308,283

Loans held for sale	1,248	497	753

Loans (net of allowance for loan losses: $7,045 at September 30, 2015;
$6,815 at December 31, 2014 and $6,816 at September 30, 2014)	575,964	547,290	536,939

Premises and equipment	12,544	12,357	11,773
Accrued interest receivable	3,566	3,644	3,689
Goodwill	10,256	10,256	10,256
Bank owned life insurance	20,773	20,309	15,045
Other assets	12,222	7,166	9,272

TOTAL ASSETS	$ 953,977	$ 925,048	$ 913,045

LIABILITIES:
Deposits:
Noninterest-bearing	$ 106,957	$ 95,526	$ 94,049
Interest-bearing	690,891	678,407	673,993
Total deposits	797,848	773,933	768,042
Borrowed funds	44,657	41,799	37,729
Accrued interest payable	693	756	753
Other liabilities	6,875	8,032	7,361
TOTAL LIABILITIES	850,073	824,520	813,885
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2015 or 2014
Common stock
$1.00 par value; authorized 15,000,000 shares at September 30, 2015, December 31, 2014 and
September 30, 2014; issued 3,335,236 shares at September 30, 2015, December 31, 2014 and
September 30, 2014	3,335	3,335	3,335
Additional paid-in capital	25,131	25,150	25,140
Retained earnings	84,698	79,512	77,252
Accumulated other comprehensive income (loss)	842	767	1,513
Treasury stock, at cost: 334,165 shares at September 30, 2015; 296,280 shares at
December 31, 2014 and 293,332 shares at September 30, 2014	(10,102)	(8,236)	(8,080)
TOTAL STOCKHOLDERS' EQUITY	103,904	100,528	99,160
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 953,977	$ 925,048	$ 913,045

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans	$ 7,248	$ 7,094	$ 21,416	$ 21,200
Interest-bearing deposits with banks	33	25	103	51
Investment securities:
Taxable	798	805	2,317	2,542
Nontaxable	749	844	2,398	2,526
Dividends	35	40	168	159
TOTAL INTEREST INCOME	8,863	8,808	26,402	26,478
INTEREST EXPENSE:
Deposits	1,044	1,092	3,088	3,291
Borrowed funds	174	142	521	451
TOTAL INTEREST EXPENSE	1,218	1,234	3,609	3,742
NET INTEREST INCOME	7,645	7,574	22,793	22,736
Provision for loan losses	120	150	360	480
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,525	7,424	22,433	22,256
NON-INTEREST INCOME:
Service charges	1,054	1,098	3,058	3,239
Trust	149	151	523	528
Brokerage and insurance	181	141	563	398
Gains on loans sold	85	40	183	110
Investment securities gains, net	129	242	430	488
Earnings on bank owned life insurance	158	124	464	366
Other	109	128	327	337
TOTAL NON-INTEREST INCOME	1,865	1,924	5,548	5,466
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,069	2,790	9,118	8,600
Occupancy	347	313	1,064	967
Furniture and equipment	108	86	323	280
Professional fees	202	207	614	649
FDIC insurance	116	116	348	345
Pennsylvania shares tax	201	101	602	485
Merger and acquisition	282	187	405	237
ORE expenses	328	106	686	243
Other	1,199	1,161	3,455	3,352
TOTAL NON-INTEREST EXPENSES	5,852	5,067	16,615	15,158
Income before provision for income taxes	3,538	4,281	11,366	12,564
Provision for income taxes	681	913	2,200	2,655
NET INCOME	$ 2,857	$ 3,368	$ 9,166	$ 9,909

PER COMMON SHARE DATA:
Net Income - Basic	$ 0.95	$ 1.11	$ 3.04	$ 3.26
Net Income - Diluted	$ 0.95	$ 1.11	$ 3.03	$ 3.26
Cash Dividends Paid	$ 0.510	$ 1.000	$ 1.320	$ 1.772

Number of shares used in computation - basic	3,011,687	3,035,214	3,019,202	3,038,973
Number of shares used in computation - diluted	3,013,151	3,036,700	3,020,670	3,040,400

Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Performance Ratios and Share Data:
Return on average assets (annualized)	1.21%	1.48%	1.31%	1.46%
Return on average equity (annualized)	11.00%	13.59%	11.93%	13.64%
Net interest margin (tax equivalent)	3.73%	3.84%	3.78%	3.85%
Cash dividends paid per share	$ 0.510	$ 1.000	$ 1.320	$ 1.772
Earnings per share - basic	$ 0.95	$ 1.11	$ 3.04	$ 3.26
Earnings per share - diluted	$ 0.95	$ 1.11	$ 3.03	$ 3.26
Number of shares used in computation - basic	3,011,687	3,035,214	3,019,202	3,038,973
Number of shares used in computation - diluted	3,013,151	3,036,700	3,020,670	3,040,400

Balance Sheet Highlights (dollars in thousands):	September 30, 2015	December 31, 2014	September 30, 2014

Assets	$ 953,977	$ 925,048	$ 913,045
Investment securities:
Available for sale	300,630	306,146	308,283
Loans (net of unearned income)	583,009	554,105	543,755
Allowance for loan losses	7,045	6,815	6,816
Deposits	797,848	773,933	768,042
Stockholders' Equity	103,904	100,528	99,160
Non-performing assets	8,416	9,227	9,078
Non-performing assets to total loans	1.44%	1.67%	1.67%
Annualized net charge-offs to total loans	0.03%	0.16%	0.19%
Average Leverage Ratio	10.99%	10.99%	10.78%
Common shares outstanding	3,001,071	3,038,956	3,041,904
Book value per share	$ 34.34	$ 32.83	$ 32.10